Exhibit 10.16

CONFIDENTIAL

GALECTIN-3 LICENSE AND DISTRIBUTION AGREEMENT

This GALECTIN-3 LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”), entered into as of May 29, 2010 (the “Effective Date”), by and between bioMérieux SA, a Société Anonyme (corporation) organized under the laws of France having its principal place of business at Chemin de l’Orme, 69280 Marcy l’Etoile, France (“BMX”). and BG Medicine, Inc., a corporation of the state of Delaware, having its principal place of business at 610 Lincoln Street North Waltham, MA 02451 (“BGM”).

WITNESSETH:

WHEREAS, BMX and BGM have agreed that BMX will undertake the development of selected Products which shall be used on BMX’s VIDAS®/miniVIDAS® line of instruments;

WHEREAS, BMX desires to promote and market Products in the Territory (as hereinafter defined);

WHEREAS, BGM owns or otherwise controls or has rights to certain intellectual property rights which may cover Products (“Patent Rights” as hereinafter defined);

WHEREAS, BGM desires to grant to BMX under Patent Rights a license to make, have made, use, offer for sale, sell, have sold, import, distribute and have distributed Products in the Territory; and

WHEREAS, BMX desires to obtain such license.

NOW, THEREFORE , in consideration of the mutual covenants and agreement contained herein, and upon the terms and subject to the conditions set forth below, BMX and BGM hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1	“Affiliate” means, with respect to any Party (as hereinafter defined), any entity which controls, is controlled by or is under common control with, such Party. As used herein, the term “control” means with respect to any entity, the power to direct or cause the direction of the management and policies of that entity, whether directly or indirectly and whether through ownership of more than fifty percent (50%) of the outstanding voting stock or equity of an entity, by contract or otherwise.

1.2	“Calendar Quarter” means a period of three (3) consecutive calendar months of a calendar year, beginning on January 1, April 1, July 1 or October 1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.3	“Change of Control” means: (a) the consolidation or merger of BGM with or into any Third Party wherein the shareholders of BGM immediately prior to such transaction shall cease to be the holders of at least fifty percent (50%) of the outstanding securities of the surviving corporation in such transaction; (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of BGM relating to the business to which this Agreement relates; or (c) the acquisition by any Third Party or group of Third Parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities and Exchange Act of 1934) of more than fifty percent (50%) of the outstanding shares of voting stock of BGM.

1.4	“Commercially Reasonable Efforts” shall mean those efforts in accordance with the subject Party’s efforts and resources normally used by it for a product owned by it, or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the applicable product, and other relevant factors including technical, legal, scientific or medical factors.

1.5	“Confidential Information” means any proprietary, confidential, non-public information, data, samples, plans, marketing plans, reports, forecasts, formulae, processes, technical or commercial information, trade secrets, patent applications, improvements, invention disclosures or know-how disclosed in writing by one Party to another Party under this Agreement, as well as information disclosed in any other form and identified as “Confidential Information” at the time of disclosure, to the extent such disclosure is reduced to writing, marked “Confidential” and provided to the receiving Party within thirty (30) days after oral disclosure.

1.6	“First Commercial Sale” means the date on which BMX (or its Affiliate or agent) first sells a Product to a Third Party in the Territory for monetary consideration.

1.7	“Galectin-3” means the soluble galactoside-binding protein coded by the LGALS3 gene.

1.8	“Knowledge” means, with respect to BGM, the actual knowledge, after due inquiry, of the chief executive officer or any executive officer (as defined for purposes of Section 14 of the Securities Exchange Act of 1934, as amended) of BGM.

1.9	“Party” means BMX or BGM and “Parties” means BMX and BGM.

1.10	“Patent Rights” means (a) the patents and patent applications listed on Exhibit 1.12 and: (b) all patents and patent applications owned or controlled by BGM during the Term of the Agreement relating to Galectin-3 or Products; (c) the patents or patent applications acquired by BGM during the Term of this Agreement relating to Galectin-3 or Products; (d) all patents or patent applications covering Galectin-3 or Products under which BGM becomes licensed and has the right to sublicense; (e) all patents arising from applications identified in (a), (b), (c) or (d); (f) any extension, renewal or reissue of a patent identified in (a), (b), (c), (d) or (e); (g) any and all foreign counterparts or equivalents issued of any patents identified in (a) through (e); and (h) any reexamination or renewal of a patent identified in (a) through (e).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.11	“Product(s)” means individually and collectively Galectin-3 assay kits, Galectin-3 control kits and Galectin-3 calibrator, the manufacture, use or sale of which would, but for the licenses granted herein, infringe a Valid Claim.

1.12	“Steering Committee” means a committee of individuals from the Parties which shall meet on a regular basis as the Parties require, which shall be composed of equal numbers of individuals from each Party. The Steering Committee shall review Product development, Galectin-3 marker development, clinical studies and any other relevant issue regarding the Product that comes up during the Term.

1.13	“Term” has the meaning set forth in Section 11.1.

1.14	“Territory” means every country in the world.

1.15	“Test” means an individual Galectin-3 assay test for a single determination of Galectin-3, the manufacture, use or sale of which would, but for the licenses granted herein, infringe a Valid Claim; provided that a Test does not include tests used for purposes of Galectin-3 controls,Galectin-3 calibrators, or no-charge promotional sample kits.

1.16	“Third Party” means a person or entity other than BMX, BGM or any of each Party’s Affiliates.

1.17	“Valid Claim” means any claim of an issued and unexpired patent within Patent Rights that is applicable with respect to a Product, which claim has not been held invalid or unenforceable by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal or which has not been admitted by the patentee to be invalid or unenforceable through reissue, disclaimer or otherwise. In the event a patent has been held to be invalid or unenforceable, and an appeal is pending, such claims shall not be considered a Valid Claim until reinstated by a final decision, not subject to further appeal, of a court or governmental agency of competent jurisdiction; provided, however, that once reinstated, a Valid Claim shall be considered a Valid Claim retroactively as if the patent had never been held to be invalid or unenforceable.

ARTICLE 2. GRANT OF LICENSES

2.1	License Grant. BGM hereby grants to BMX and its Affiliates a royalty-bearing license under Patent Rights to make, have made, use, offer for sale, sell, have sold, import, distribute and have distributed Products in the Territory. Products may be commercialized only under the names and brands of BMX and its Affiliates and only for use with platforms and technology owned or controlled by BMX or its Affiliates. BMX shall not have the right to grant a sublicense to any Third Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2	Additional Licensees. BGM shall have the right to license Patent Rights to no more than four (4) Third Parties (“Other Licensees,” and together with BMX, the “BGM Licensees”) for such Other Licensees to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed a Galectin-3 assay, whether on an automated system or not; provided, that (a) beginning after December 31, 2014, BGM may license Patent Rights to additional Third Parties (who shall then be considered Other Licensees) to offer for sale, sell, have sold, import, distribute or have distributed a Galectin-3 assay, and (b) no Other Licensee shall receive more favorable financial terms than those set forth in this Agreement. If BGM enters into an arrangement with any Other Licensee for a Galectin-3 assay that would reasonably be believed to contain more favorable financial terms than those set forth in this Agreement, BGM shall so inform BMX within ten (10) days of entering such arrangement, and BMX shall be entitled to the benefit of the more favorable financial terms of such other arrangement from the date of the arrangement with the Other Licensee. In the event BMX deems such Other Licensee’s financial terms to be more favorable and desires to license Patent Rights under such alternative financial terms, BMX will notify BGM within ten (10) days of learning of these terms, after which the Parties will develop and execute the necessary amendments to incorporate the more favorable financial terms into this Agreement. Other Licensees shall not have the right to grant sublicenses to any Third Party. For avoidance of doubt, BGM and the Other Licensees shall be free to enter into agreements for development, manufacturing or distribution of their products, and such agreements shall not be considered licenses to Patent Rights for purposes of this Section 2.2.

2.3	Updates to Patent Rights. BGM shall be responsible for updating Exhibit 1.12 to include all developments and updates to all patents listed therein and providing written notice to BMX. BMX shall have no payment obligations pursuant to Section 3.1 or 3.2 with respect to new Patent Rights unless and until BGM notifies BMX, in writing, that new patents have issued and are included within the Patent Rights.

ARTICLE 3. FEES AND PAYMENTS

3.1	Product Fee (US). BMX shall pay to BGM a fee (the “Product Fee”) consisting of a product access fee of [***] (US $[***]) and a marketing service fee of [***] ($[***]) for each Test sold by BMX (or its Affiliate or agent) to a Third Party in the US; provided, that if the CMS National Medicare Fee Limit Reimbursement level for Galectin-3 Tests falls below [***] dollars ($[***]) per Test, BMX shall be entitled to a reduction in the Product Fee paid per Test by BMX to BGM to be negotiated by the Parties. If the Parties are unable to agree on the amount of the reduction of the Product Fee, the matter shall be resolved by the Alternative Dispute Resolution process set forth in Section 12.12 and Exhibit 12.12.

3.2

Product Fee (EU and Rest of the World). BMX shall pay to BGM a fee (the “Product Fee”) consisting of a product access fee of [***] (EUR [***]) and a marketing service fee of [***] (EUR [***]) for each Test sold by BMX (or its Affiliate or agent) to a Third Party in the EU or elsewhere outside the US; provided, that if the average selling price

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

for galectin-3 tests in those countries falls below [***] (EUR [***]), BMX shall be entitled to a reduction in the Product Fee paid per Test by BMX to BGM to be negotiated by the Parties. If the Parties are unable to agree on the amount of the reduction of the Product Fee, the matter shall be resolved by the Alternative Dispute Resolution process set forth in Section 12.12 and Exhibit 12.12.

3.3	Product Fee for Inclusion in Panel: Panel In the event BMX sells any Test as part of a panel of tests for a point of care platform to detect Galectin-3 and one or more other markers indicated for use in heart failure, then if such panel has an [***] price of at least [***] dollars ($[***]), or the equivalent thereof in local currency at the time of sale, and all tests in such Panel are accomplished in a single step with a single cartridge or set of reagents (a “Panel”), then the Product Fee for Tests shall be [***] dollars ($[***]) per test. If the specific conditions for such panel are not met, the Product Fee set forth in Section 3.1. or 3.2 shall apply.

3.4	Product Fee Payable Only Once. The Product Fee set forth in Section 3.1, 3.2 and 3.3 shall be payable hereunder only once with respect to a Test, regardless of the number of patents set forth in Patent Rights that cover Products.

3.5	Reductions to Fees Due to Third Party Licenses. BMX, in its sole discretion, may determine that additional royalty-bearing licenses are required from Third Parties in order to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed Products in the Territory. If BMX so determines that such licenses are required specifically to make, have made, use, offer for sale, sell, have sold, import, distribute, or have distributed Galectin-3 assays for indications of the Product in the Territory, BMX shall notify BGM within [***] ([***]) [***] of making such determination. After notification BGM will attempt to resolve the matter in a timely manner and to BMX’s satisfaction. However, if BMX, at any time, in its sole discretion, determines that such license is required [***] and [***] obtains the additional royalty-bearing licenses, BMX has the right to deduct the royalties actually paid to such Third Parties from the fees payable to BGM; provided, that such deduction shall not be for more than [***] percent ([***]%) of the amounts otherwise due and payable to BGM hereunder.

3.6	Payments. All payments shall be made quarterly. BMX shall pay BGM within thirty (30) days of the relevant invoice date.

3.7	Product Fee Reports. Within thirty (30) days of the end of each Calendar Quarter during which sales occurred, BMX shall deliver to BGM a report describing on either a country by-country or territory-by-territory basis the number of Tests sold by BMX and its Affiliates.

3.8	Currency Conversion. All payments made hereunder shall be in US Dollars.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.9	Transfer of Payments. All payments due and payable hereunder to BGM shall be made by wire transfer to the following bank account number or such other bank or other location as may be designated in writing by BGM from time to time:

Wire Transfer Information:

Bank Name: [***]

Bank Address: [***]

Account Number: [***]

Swift Code: [***]

3.10	Tax Withholding. Insofar as any fees that are due to BGM under this Agreement with respect to sales of Products outside the United States are subject to taxation where the taxes are imposed on BGM, BGM shall bear all such taxes. BGM hereby authorizes BMX to withhold such taxes from the payments that are payable to BGM hereunder if BMX is either: (a) required to do so under the tax laws of the country of sale or its country of incorporation; or (b) directed to do so by an agency of such government. BMX shall provide BGM with the best available evidence of payment whenever BMX deducts such taxes from any payment due BGM. Where any sum due to be paid to BGM is subject to any withholding or similar tax, the Parties shall use Commercially Reasonable Efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation or tax reduction agreement or treaty. If there is no applicable double taxation or tax reduction agreement or treaty, or if an applicable double taxation or tax reduction agreement or treaty reduces but does not eliminate such withholding or similar tax, BMX or its Affiliates shall pay such withholding or similar tax to the appropriate government authority, deduct the amount so paid from the amount otherwise due and payable to BGM, and secure and send to BGM the available evidence of such payment.

3.11	Record Keeping; Audits. BMX shall keep full and accurate accounting records of all Tests sold in sufficient detail to determine the Product Fees payable by BMX to BGM. Upon reasonable written notice to BMX, BGM shall have the right, during normal business hours, to have an independent certified public accountant, selected by BGM and acceptable to BMX, audit BMX’s records pertaining to the number of Tests sold on a confidential basis to verify the Product Fees payable pursuant to this Agreement; provided, however, that such audit shall not: (a) take place more frequently than [***] per [***]; and (b) cover records for more than the preceding [***] ([***]) [***]. Such certified public accountant shall enter into a non-disclosure agreement with confidentiality provisions at least as stringent as those set forth in this Agreement, and shall only disclose the conclusion of such audit to BGM and BMX, and not any of BMX’s customers, pricing or other Confidential Information. The results of such audit shall be [***]. Any adjustment in payment shall be made upon demonstration of any underpayment or overpayment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.12	Cost of Audits. All fees and expenses of any audit requested by BGM pursuant to Subsection 3.11 shall be borne by BGM; provided, however, that if any audit reveals that BMX underpaid Product Fees due to BGM under this Agreement as to the time period being audited by more than [***] percent ([***]%) of the amount that was payable for such time period, and as long as the underpayment amount is at least [***] ($[***]), BMX, in addition to paying BGM any underpayment, shall reimburse BGM for the cost of such audit.

ARTICLE 4. GALECTIN-3 DEVELOPMENT AND PROMOTIONAL ACTIVITIES

4.1

BMX’s Development Efforts. During the Term of this Agreement, BMX shall use Commercially Reasonably Efforts to develop, test and obtain regulatory approval to sell Products throughout the Territory, but in any event in the United States and the European Union. Without limiting the generality of the foregoing, BMX shall initially develop a Product for use on its VIDAS®/miniVIDAS® system, and thereafter may develop Products for use on other diagnostic platforms owned or controlled by BMX and sold under trademarks of BMX (including the planned Magnotech-based product to be developed in conjunction with Philips Healthcare). The Parties will develop a development plan and timeline for such development as set forth in Exhibit 7.1.

BMX agrees that it will [***] for any [***] in any jurisdiction unless and until it has [***] for a [***] in such jurisdiction and launched such Product in such jurisdiction.

4.2	BMX’s Sales Efforts. During the Term of this Agreement, BMX shall use Commercially Reasonable Efforts to promote, market, sell and distribute Products throughout the Territory. Such efforts may include preparing collateral marketing materials, conducting advertising, presenting educational seminars, detailing, displaying exhibits at trade shows and ensuring representation and attendance at industry meetings, all of which shall be performed in accordance with BMX’s usual and customary practices that BMX would use for BMX’s products of a similar nature. BMX solely shall be responsible for the costs incurred in such efforts hereunder. As part of its promotion and marketing efforts, BMX may elect to offer Products to potential customers at no charge for evaluation purposes, which Products shall not be subject to Section 3.1, 3.2 or reported pursuant to Section 3.7.

4.3	Selling Price. BMX, in its sole discretion, shall determine the final sales price of Products sold by BMX to Third Parties in the Territory, and no other term or provision of this Agreement shall be interpreted or deemed to provide BGM with any right to determine or influence the final sales price of Products sold by BMX hereunder.

4.4

Development of Promotional and Marketing Materials for Products. Promptly following the Effective Date, BGM shall deliver to BMX copies of any promotional marketing materials owned or controlled by BGM that may be used by BMX in the promotion and sale of Products. BGM represents and warrants that the statements made in any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

promotional marketing materials owned or controlled by BGM and provided to BMX shall be accurate and complete in all material respects. BMX also shall have the right to develop and prepare, at BMX’s sole discretion and at its own cost, promotional and marketing materials for use in its sale and distribution of Products. BMX shall be responsible for the accuracy of all statements made in all materials developed by BMX.

4.5	Steering Committee Meetings. The Steering Committee shall meet no less frequently than quarterly to review the progress of the development of Products by BMX, the activities of BGM described in Section 5.1, any Product Inventions or Indication Inventions of either Party, and such other topics related to Galectin-3 or Products as either Party may request.

4.6	Exclusivity. During the Term, BMX shall not manufacture or commercialize a Galectin-3 assay other than Product if such other assay would fall within the claims in the patents included in the Patent Rights and for so long as BGM holds all Patent Rights and intellectual property necessary to sell Products subject to these claims.

4.7	No Excluded Parties. During the Term, BMX shall not deny the sale or supply of Product to any laboratory service provider meeting standard or customary BMX customer criteria and willing to purchase Product on standard terms.

ARTICLE 5. CLINICAL STUDIES AND CLINICAL INDICATIONS

5.1	Clinical Studies and Clinical Indications. BGM shall use Commercially Reasonable Efforts to validate the clinical use of Galectin-3 as described on Exhibit 5.1 and any amendments added to Exhibit 5.1 by mutual written agreement of the Parties. The Parties shall discuss the protocols, intended use objectives, status, results and opportunities for expanded clinical claims for the Products during the quarterly Steering Committee meetings.

5.2	FDA Approval. If BGM has not obtained FDA approval for a clinical claim for Galectin-3 in the prognosis of patients with heart failure prior to BMX initiating clinical trials for the same claim, BMX will be entitled to terminate this Agreement by written notice to BGM, without incurring any liability whatsoever. In such a case of termination, Section 11.3 shall not apply.

ARTICLE 6. INTELLECTUAL PROPERTY

6.1	Inventions Covering Product. BGM shall own all right, title and interest in and to all inventions during the Term specifically covering the rare reagents used in the Product (“Product Inventions”) and inventions covering indications for the use of Galectin-3 (“Indication Inventions”), conceived and reduced to practice solely by BGM. If Product Inventions or Indication Inventions are conceived and reduced to practice hereunder jointly by BMX and BGM (“Joint Inventions”) US inventorship laws shall govern the ownership of such Joint Inventions. All Product Inventions and Indication Inventions hereunder owned or controlled by BGM during the Term shall become part of Patent Rights hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.2	BMX’s Galectin-3 Intellectual Property. If BMX solely conceives and reduces to practice any new Product Inventions or Indication Inventions that result in new patents being sought to cover such new reagents or indications, BMX shall own such Product Inventions and Indication Inventions, and shall make such Product Inventions and Indication Inventions available to BGM and the Other Licensees on a non-exclusive, royalty-free basis during the Term strictly for use related to Product(s). BMX, in its sole discretion and for its own benefit, shall have the right to exploit such BMX-owned Product Inventions and Indication Inventions in the Territory.

6.3	BGM Licensee Galectin-3 Intellectual Property. BGM shall use Commercially Reasonable Efforts to contractually require of each Other Licensee that if an Other Licensee conceives, reduces to practice, owns controls (through sublicensing or otherwise) any new Product Inventions or Indication Inventions pertaining to Products that are patented or that result in new patents being sought, then BMX shall be granted a non-exclusive, royalty-free license, during the Term, to make, have made, use, offer for sale, sell, have sold, import, distribute and have distributed Products using such new Product Inventions or Indication Inventions.

6.4	Patent Prosecution. Each Party shall be solely responsible for the filing and prosecution of patent applications claiming inventions owned by such Party. Unless otherwise agreed by the Parties, the Parties will jointly file and prosecute patent applications for Joint Inventions.

ARTICLE 7. INFRINGEMENT AND ENFORCEMENT

7.1	Patent Enforcement.

7.1.1	Notice and Investigation of Infringement. Each Party shall promptly notify the other Party of any possible infringement of BGM’s patents included in Patent Rights by a Third Party of which such Party has knowledge. BGM shall promptly investigate such possible Third Party infringement and shall inform BMX of its findings with respect thereto within thirty (30) days of such notice, or such longer period as is required to determine if infringement is occurring.

7.1.2

BGM Actions and Participation. During the Term, BGM shall have the right, but not the obligation, to enforce any and all claims of infringement of any BGM patents included in Patent Rights and any patents claiming a Joint Invention or any related proprietary rights, in its own name, at its own expense and for its own benefit, and BMX shall take reasonable actions to enable BGM to enforce such action in BGM’s own name, including, but not limited to, the execution of any necessary papers. BMX shall join BGM as a party to such prosecution if it is reasonably determined by BGM that BMX is a necessary party to such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

prosecution, whereupon BGM shall bear all costs and control such litigation as if such action had been brought solely in BGM’s name. BGM shall have the right to control all aspects of the enforcement of any claim against a Third Party brought pursuant to the provisions of this Subsection 7.1.2, including, but not limited to, the right to: (a) select counsel; (b) establish litigation strategies; and (c) pursue settlement discussions and enter into settlements. BMX shall have the right, at its option and costs, to join any such action by BGM in order to seek damages the relevant infringement has caused BMX.

7.1.3	BMX Action. BMX understands that BGM has previously granted to Abbott Laboratories the right, but not the obligation, to enforce any and all claims of infringement of any Patent Right if BGM does not do so. In the event both BGM and Abbott Laboratories do not pursue enforcement of any Patent Right or in case BGM does not pursue enforcement of any patents claiming a Joint Invention as set forth in Subsection 7.1.2, and BMX reasonably believes that such infringement shall materially impact BMX’s ability to market the Products, BMX shall have the right, but not the obligation, to enforce any and all claims of infringement of any patents claiming a Joint Invention or any Patent Right against such infringement, in its own name, at its own expense and for its own benefit, and BGM agrees to take all actions reasonably necessary to enable BMX to enforce such action in its own name, including, but not limited to, the execution of any necessary papers. BGM shall join BMX as a party to such prosecution if it is reasonably determined that BGM is a necessary party to such prosecution, whereupon BMX shall bear all costs and control such litigation as if such action had been brought solely in BMX’s name. BMX shall have the right to control all aspects of the litigation of any claim against a Third Party brought pursuant to the provisions of this Subsection 7.1.3, including, but not limited to, the right to: (a) select counsel, such selection to be subject to BGM’s written approval, such approval not to be unreasonably withheld; (b) establish litigation strategies, subject to an obligation to confer with BGM regarding such strategies and to give reasonable consideration to BGM’s input with respect to such strategies; and (c) pursue settlement discussions and enter into settlements. Notwithstanding the foregoing, BMX shall not settle any such litigation or claim without the prior written consent of BGM, which consent shall not be withheld unreasonably. For clarity, nothing in this Section 7.1.3 shall require BGM to take or permit any action that would violate BGM’s agreement with Abbott Laboratories.

7.1.4	Proceeds Recovered. Any amount received by BMX as a result of any proceeding referred to in Subsection 7.1.3, shall be distributed and paid as follows: (a) first, to reimburse BMX for all expenses incurred by it in connection with such proceeding; (b) second, to reimburse BGM for any expenses incurred by it in connection with such proceeding; and (c) third, any additional amounts remaining after such application shall be [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.1.5	Cooperation. The Party controlling the action shall keep the other Party reasonably informed of the progress of the suit, claim or proceeding.

7.2	Defense of Assertions of Infringement of Third Party Patents

7.2.1	Assertion Against BMX. In the event of a Third Party assertion against BMX of patent infringement (or any other violation of a proprietary right of a Third Party) related to the manufacture, use or sale of the Product(s) in the Territory, BMX shall defend such assertion, at its sole discretion and at its sole expense. BMX shall promptly notify BGM in writing of the assertion or claim, including details and known facts regarding such assertion or claim. BGM shall provide, upon BMX’s request and at BMX’s sole expense, reasonable assistance for such defense. BMX shall have the right to settle such assertion on terms acceptable to BMX; provided, however, that BMX shall not enter into any settlement that would affect BGM’s Patent Rights relating to Products without the prior, written consent of BGM.

ARTICLE 8. REPRESENTATIONS AND WARRANTIES

8.1	General Representations and Warranties. Each Party represents and warrants to the other Party as of the Execution Date of this Agreement:

(a)	It is a corporation duly organized and validly existing under the laws of its state of incorporation;

(b)	It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)	At no time prior to the termination or expiration of this Agreement, shall BGM enter into any transaction which would prohibit or materially impair BGM from fulfilling its obligations under this Agreement.

8.2	Patent Representations and Warranties. BGM represents and warrants to BMX the following as of the Execution Date of this Agreement:

(a)	It is the sole owner of all right, title and interest in and to the patents included in Patent Rights, and no approvals or other documentation are necessary to be obtained from any Third Party in order for the licenses and rights to be conferred to BMX hereunder;

(b)	There have been no written claims or assertions, or to BGM’s Knowledge any oral claims or assertions, that the making, using, offering for sale, use, or importing of one or more of the Products infringes the patents or other proprietary right of any Third Party;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	BGM has no Knowledge of any Third Party patents, trademarks or other proprietary rights which are valid and which would be infringed by making, having made, using, selling, offering for sale or importing Products in the Territory in accordance with the terms of this Agreement; and

(d)	To its Knowledge, BGM is not, and as a result of the execution and delivery of this Agreement, will not be, in violation of, or lose of any rights pursuant to, any license, sublicense or agreement previously provided to BGM by a Third Party with respect to Patent Rights relating to Products.

8.3	Not Inferior Business Terms. BGM represents and warrants to BMX the following as of the Execution Date of this Agreement:

Subject to the effect of currency fluctuations, it has not granted any product license for the development and manufacturing of a galectin-3 assay for automated laboratory instruments on substantially superior terms to the terms granted to BMX and that the aggregate of product fees, marketing fees and other licensing fees are comparable to the fees under this agreement ([***]).

8.4	BMX Representations and Warranties. BMX represents and warrants to BGM the following as of the Execution Date of this Agreement:

(a)	BMX [***] of any [***] in order to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed Products in the Territory; and (b) BMX [***] or [***] related to [***], or [***] to [***] from a [***] to [***].

8.5	Debarment and Exclusion. BGM represents and warrants that neither it, nor any of its employees or agents working on the subject matter of this Agreement, has ever been, is currently, or is the subject of a proceeding that could lead to it becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual. BGM further covenants, represents and warrants that if, during the Term of this Agreement, it, or any of its employees or agents working on BMX’s behalf, becomes or is the subject of a proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual, BGM shall immediately notify BMX, and BMX shall have the right to immediately terminate this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

(a)	A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application.

(b)	A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or Affiliate of a Debarred Entity.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d)	A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

8.6	Limitation on Warranties. NEITHER PARTY MAKES ANY OTHER WARRANTIES OTHER THAN THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, AND EXCEPT AS STATED IN THIS AGREEMENT, THERE SHALL BE NO IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

8.7	Additional Representation and Warranty. Each Party represents and warrants to the other Party as of the Execution Date, that the execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions thereof does not and will not conflict with or result in a breach of any other material agreement or relationship, which breach will materially and adversely affect such Party’s ability to perform its obligations hereunder.

ARTICLE 9. INDEMNIFICATION

9.1	BGM Indemnification. BGM shall indemnify, defend and hold BMX and its Affiliates and their officers, directors, employees and representatives collectively, (“BMX Indemnitees”) harmless from and against any and all losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney’s fees) (hereinafter, “Losses”) to the extent that such Losses arise out of, relate to or are in connection with claims, causes of action, suits or proceedings of Third Parties (hereinafter “Claims”) resulting from: (a) the material breach of BGM’s warranties, representations or covenants set forth in this Agreement; (b) gross negligence or willful misconduct on the part of BGM, including its employees, agents or representatives.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2	BMX Indemnification. BMX shall indemnify, defend and hold BGM and its Affiliates and their officers, directors, employees, and representatives (collectively, “BGM Indemnitees”) harmless from and against any and all Losses, to the extent that such Losses arise out, relate to or are in connection with Claims resulting from: (a) the material breach of BMX’s warranties, representations or covenants set forth in this Agreement; (b) gross negligence or willful misconduct on the part of BMX, including its employees, agents or representatives, or (c) the use, sale or import by BMX or any of its Affiliates, distributors or agents, of any Product or the use of any Product by or in the diagnosis or treatment of any Third Party.

9.3	Offsetting Claims. With respect to any Claim for which BGM has an obligation to any BMX Indemnitee pursuant to Section 9.1 and BMX has an obligation to any BGM Indemnitee pursuant to Section 9.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

9.4	Cooperation. With respect to any Claim for which a Party seeks indemnification (“Indemnitee”) from any other Party (“Indemnitor”) under this Article 9, the Indemnitee shall: (a) promptly advise the Indemnitor in writing of any Claim within [***] ([***]) [***] after the Indemnitee received notice of such Claim, or within such period of time so as not to materially prejudice the right of the Indemnitor with regard to the defense of such Claim (whichever time period is shorter); and (b) assist the Indemnitor and its representatives in the investigation and defense of any Claim for which indemnification is provided. The Indemnitor shall defend, and control the defense of, any such Claim, and shall not offer to settle, settle or otherwise compromise such Claim without the Indemnitee’s prior written consent (which consent will not be unreasonably withheld), unless such settlement fully releases the Indemnitee without any liability, loss, cost or obligation.

9.5	IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND, HOWEVER CAUSED ON ANY THEORY OF LIABILITY AND WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), INCLUDING LOST PROFITS OR REVENUES AND LOSS OF GOODWILL, REGARDLESS OF WHETHER SUCH PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. THE PARTIES HEREBY WAIVE THE RIGHT TO PUNITIVE DAMAGES.

ARTICLE 10. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

10.1

Confidentiality. The Parties acknowledge and agree that during the Term, each of them and their Affiliates may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of this Section 10.1. Each Party (“Receiving Party”) shall use the Confidential Information of the other Party (“Disclosing Party”) only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party except in accordance with the provisions of this Agreement. The Parties shall ensure that their

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of [***] ([***]) years after termination or expiration of this Agreement for all Confidential Information excluding Trade Secrets (as defined in Section 10.2). Trade Secrets shall be kept confidential by the Receiving Party (as defined in Section 10.2 hereof) according to the terms set forth in Section 10.2. The provisions of this Section 10.1 shall not apply to any information which:

(a)	Is known to the Receiving Party before receipt thereof under this Agreement, as evidenced by the Receiving Party’s written records;

(b)	Is disclosed to the Receiving Party without restriction by a Third Party (as hereinafter defined) that is, to the Receiving Party’s knowledge, not under an obligation of nondisclosure to the Disclosing Party;

(c)	Is or becomes part of the public domain other than through a breach of this Agreement by the Receiving Party;

(d)	Is independently developed by or for the Receiving Party without use of the Disclosing Party’s Confidential Information, as evidenced by the Receiving Party’s written records;

(e)	In any case in which it is disclosed by the Receiving Party with the Disclosing Party’s prior written approval; or

(f)	In any case in which it is required by law to be disclosed; provided, that in such instance the Receiving Party will provide the Disclosing Party with at least ten (10) business days notice prior to making the required disclosure (or as much notice as possible if the disclosure is required to be made in less than ten (10) business days) in order to allow the Disclosing Party to review such disclosure and to take appropriate measures to protect the confidentiality of its Confidential Information; provided further, that to the extent the Disclosing Party is unsuccessful in protecting against disclosure of its Confidential Information, the Receiving Party shall only disclose such Confidential Information to the minimum extent required to comply with applicable law.

10.2

Handling of Trade Secrets. During the course of its performance hereunder, a Party (the “Disclosing Party”) may desire or be requested to disclose Confidential Information to the other Party (the “Receiving Party”), which the Disclosing Party considers a trade secret (“Trade Secret”). In such event, the Disclosing Party first shall inform the Receiving Party, on a non-confidential basis, of the general nature of the Trade Secret information. The Receiving Party shall have [***] ([***]) [***] to decide whether it wishes to have such Trade Secrets disclosed to it and to inform the Disclosing Party in writing that it wishes to receive such a disclosure. Any Trade Secrets so disclosed between the Parties shall be marked “Trade Secret,” and the Receiving Party shall not disclose or use

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

such Trade Secret for the Term and thereafter except as expressly permitted under this Agreement. In the event the Disclosing Party discloses the Trade Secrets to the Receiving Party without written approval of the Receiving Party and/or without appropriately marking such information as “Trade Secret” that trade secret shall be handled as Confidential Information under Section 10.1.

10.3	Confidential Treatment. Each Party shall seek confidential treatment for the terms and conditions of this Agreement to the fullest extent permitted by the SEC and any other governmental agency or self-regulatory organization to which a Party provides a copy of this Agreement. Prior to seeking confidential treatment from the SEC or any other governmental agency or self-regulatory organization for any such document, the filing Party shall provide the other Party and the other Party’s counsel with a copy of the proposed filing showing the filing Party’s proposed redactions of the document, and shall consult with the other Party and the other Party’s counsel and provide them with a reasonable opportunity to request the inclusion of specified provisions or redactions in any request for confidential treatment.

10.4	Permitted Disclosure. Notwithstanding Section 10.1, disclosure of the Disclosing Party’s Confidential Information and of this Agreement and the terms hereof may be made by the Receiving Party: (I) (a) on a need-to-know basis to the Receiving Party’s legal and financial advisors; (b) as reasonably necessary in connection with an actual or potential (i) debt or equity financing of the Receiving Party or (ii) Change of Control involving the Receiving Party; and (c) to any Third Party to enable the Receiving Party to exercise its rights and perform its obligations under this Agreement; if, in the case of clauses (a) (except with respect to disclosures to the Receiving Party’s legal advisors), (b) and (c), the person or entity receiving such Confidential Information of the Disclosing Party is bound by written or professional obligations substantially as restrictive as those contained in Section 10.1, and (II) as reasonably necessary for the Receiving Party to file, prosecute and maintain Patent Rights, or to file, prosecute or defend litigation against Third Parties related to Patent Rights, in accordance with this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available.

10.5	Press Announcements. The terms of this Agreement shall be considered Confidential Information. As soon as reasonably practicable after the Effective Date, the Parties shall issue a joint public announcement of the execution of this Agreement in a form agreed upon by the Parties and approved through their respective corporate approval processes. Neither Party shall make any public announcement concerning this Agreement, nor make any public statement which includes the name of any other Party or any of its Affiliates, or otherwise use the name of any of the other Parties or any of their Affiliates in any public statement or document, except as may be required by law or judicial order, without the written consent of each of the other Parties, which written consent shall not be withheld unreasonably. Once a Party has consented to public disclosure of its Confidential Information pursuant to this Section 10.5, the other Party may make subsequent public disclosures of the same Confidential Information without further consent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 11. TERM AND TERMINATION

11.1	Term; Termination for Breach. This Agreement shall commence on the Effective Date, and unless terminated early pursuant to the provisions of this Agreement, shall expire on the expiration date of the last-to-expire patent in Patent Rights that covers Product (“Term”). Either Party may terminate this Agreement upon sixty (60) days written notice to the other Party if the other Party materially breaches this Agreement and such breach is not cured within such sixty (60) day period.

11.2	BMX Termination. BMX shall have the right to terminate this Agreement on thirty (30) days written notice to BGM without further payments due to BGM, other than payment obligations that have accrued prior to termination, if BMX determines that any of the following occurs:

(a)	BGM is under government or other regulatory restrictions /compliance restrictions relating to Product, or

(b)	BMX is aware of possible infringement by Product of Third Party patents or has been contacted by a Third Party regarding patent infringement relating to Product, or

(c)	The predicate device (microplate) does not get regulatory clearance in the US by December 31, 2010, or

(d)	A new marker shows superior clinical utility and is adopted by the physician community.

11.3	Consequences of Termination. If BMX, in its sole discretion, voluntarily, and for reasons within its control (i.e., for reasons other than those set forth in Section 11.2), discontinues the Product’s development program, or discontinues the sale of Products as contemplated by this Agreement, then BMX may terminate this Agreement upon thirty (30) days written notice to BGM, in which event BMX shall allow BGM to sell Products designed for use on BMX diagnostic systems pursuant to the terms and conditions of a distribution arrangement negotiated in good faith between the Parties, including fair compensation for BMX’s R&D investments.

11.4	Accrued Rights and Obligations. The termination or expiration of this Agreement shall not relieve any Party of any obligation arising under this Agreement which shall have accrued prior to such expiration or termination.

11.5	Survival. The following Articles and Sections shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 10 and 11 and Sections 3.9, 3.10, 3.11, 3.12, 6.1, 6.2, 6.4, 7.1.4 and 7.1.5. All provisions that survive termination, that are irrevocable or that arise due to termination shall survive in accordance with their terms. Any provisions of this Agreement contemplated by their terms to pertain to a period of time following termination or expiration of this Agreement shall survive only for the specified period of time.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 12. MISCELLANEOUS

12.1	Force Majeure. No Party shall be liable for loss, damage, detention or delay resulting from any cause whatsoever beyond its reasonable control or resulting from a force majeure, including, without limitation, fire, flood, strike, lockout, civil or military authority, insurrection, war, embargo, container or transportation shortage or delay of suppliers, and delivery dates shall be extended to the extent of any delays resulting from the foregoing or similar causes. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible. The party giving such notice shall be excused from such of its obligations hereunder for so long as it is so disabled or for thirty (30) days after notification to the other Party, whichever is longer; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 12.1 shall excuse the obligation to make any payment due hereunder in the manner and time provided.

12.2	Assignment. No Party hereto shall have the right to assign any of its rights or obligations under this Agreement to a Third Party without the prior written consent of each of the other Party, which consent shall not be withheld unreasonably; provided, however, that without such consent, a Party may assign this Agreement in whole or in part to an Affiliate of the assigning Party or in whole, but not in part, to any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any Change of Control.

12.3	Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns.

12.4	Relationship of the Parties. The relationship of the Parties hereunder is that of independent contractors. Nothing contained in this Agreement shall be construed so as to constitute the Parties as partners, joint ventures or agents of the other. No Party or its Affiliates has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other Party or any of such other Party’s Affiliates.

12.5	Amendments. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended except by a written instrument signed by each Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.6	Waivers. Any waiver by any Party hereto of any rights arising from a breach of any covenants or conditions of this Agreement shall not be construed as a continuing waiver of other breaches of the same nature or other covenants or conditions of this Agreement.

12.7	Notices. All written notices and other communications between the Parties which shall or may be given pursuant to this Agreement shall be deemed to have been sufficiently given when delivered by personal service or sent by registered or certified mail return receipt requested, overnight delivery service providing evidence of delivery, or confirmed facsimile, to the recipient addressed as follows:

If to BMX:

bioMérieux SA

Chemin de l’Orme,

69280 Marcy l’Etoile, France

Tel: [***]

Fax: [***]

Attn: [***]

If to BGM:

BG Medicine, Inc.

610 Lincoln Street North

Waltham, MA 02451

Tel: 781-890-1199

Fax: 781-895-1119

Attn: President & CEO

All such communications shall be deemed to be effective on the day on which personally served, or, if sent by registered mail, on the seventh day following the date presented to the postal authorities for delivery to the other Party (the cancellation date stamped on the delivery or the envelope being evidence of the date of such delivery), or if by overnight delivery or facsimile, on the delivery or the facsimile date. Either Party may give to the other Party written notice of change of address, in which event any communication shall thereafter be given to such other Party as above provided at such changed address.

12.8	Applicable Legal Requirements. Each Party shall comply with all applicable legal requirements and shall not be required to perform or omit to perform any act required or permitted under this Agreement if such performance or omission would violate the provisions of any such applicable legal requirement.

12.9	Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall cooperate with the other Party to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.10	Entire Agreement; Conflict in Terms. This Agreement is the sole understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings with respect to the subject matter hereof.

12.11	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.

12.12	Alternative Dispute Resolution. Any dispute or claim arising out of or in connection with this Agreement (unless otherwise set forth herein) shall be finally settled by Alternative Dispute Resolution (“ADR”) in accordance with the process set forth on Exhibit 12.12.

12.13	Interpretation. Where the context hereto requires, the singular number shall be deemed to include the plural and vice-versa. The headings of the Articles, Sections and Subsections of this Agreement have been added for the convenience of the Parties and shall not be deemed a part hereof or used in the interpretation of this Agreement. In any context herein, “or” is not exclusive; “including” and “include” are not exclusive and are deemed to be followed by the words “without limitation.”

12.14	Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the Parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the Parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

12.15	Counterparts. This Agreement may be executed in two (2) original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.16	Mutual Drafting. This Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and each Party’s respective legal counsel and advisors, and any rule of construction that a document shall be interpreted or construed against the drafting Party shall not be applicable with respect to this Agreement.

12.17	Change of Control. In the event of a Change of Control, BGM shall assign all of its obligations under this Agreement to the surviving entity in any merger or consolidation or to any entity to which it transfer all or substantially all of its business to which this Agreement relates. By such assignment, the acquirer shall be bound by all the terms and provisions of this Agreement, and the acquirer shall assume all the obligations of BGM under this Agreement.

(Remainder of Page Intentionally Left Blank)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

BIOMERIEUX SA		BG MEDICINE, INC.

By:	/s/ Eric Bouvier	By:	/s/ Pieter Muntendam
	Eric Bouvier		Pieter Muntendam

	Title: Deputy General Manager		Title: President & CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1.12

Patent Rights

BG MEDICINE INC. PATENTS and PATENT APPLICATIONS RELATING TO GALECTIN-3 –

Status on April 16, 2010

PATENT TITLE	DOCKET No.	COUNTRY	SERIAL or PATENT No.	FILING DATE	STATUS

[***]	[***]	Europe PCT US Canada Australia Australia Japan China India Europe Hong Kong	[***]	[***]	Expired Expired Pending Pending Allowed 08Jul2009 Pending Pending Pending Pending Pending Pending

[***]	[***]	US Provisional US PCT	[***]	[***]	Expired Pending Pending

[***]	[***]	US Provisional PCT US Australia Canada Europe Japan	[***]	[***]	Expired Expired Pending Pending Pending Pending Pending

[***]	[***]	US Provisional	[***]	[***]	Pending

[***]	[***]	US Provisional	[***]	[***]	Pending

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 5.1

Clinical Studies and Clinical Indications

BGM use Commercially Reasonable Efforts to perform the following activities in support of Galectin-3 clinical development. These activities shall be reviewed at the quarterly Steering Committee meetings and adjusted by mutual written agreement of the Parties.

1) Conduct clinical studies and partnerships to confirm, extend and justify the use of Galectin-3 in the following areas. In addition, whenever possible provide sufficient quantities of specimens from these studies to BMX to allow for submission for additional clinical indications

a.	Heart Failure stratification:
Studies reasonably anticipated to show that Galectin-3 aids in the risk stratification of Heart Failure patients and provides additional clinical information versus other commonly used cardiac markers such as BNP, and NT-BNP.

b.	Device Treatment Selection:
Studies reasonably anticipated to show the role of Galectin-3 in identifying responders for CRT or other device treatments in classes of patients that are not currently considered for these treatments.

c.	Companion Diagnostic Studies:
Studies reasonably anticipated to show that current drugs, not commonly used, can be better selected and efficacious for patients using Galectin-3 levels. Studies reasonably anticipated to show that Galectin-3 may be useful in identifying heart failure patients for new drugs.

d.	Health Outcomes and Economic Studies:
Studies reasonably anticipated to show the outcome and economic benefit of using Galectin-3 , for example, like the HUMANA study on the role of Galectin-3 measurements at admission in the active discharge of HF patients.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 7.1

Target Development Plan and Timeline

(a)	The Parties will negotiate in good faith to agree upon [***] for the [***] within [***] ([***]) days of the effective date;

(b)	BMX will [***] within [***] ([***]) days after agreement is reached pursuant to the preceding paragraph (a);

(c)	BMX will [***] by [***];

(d)	BMX will [***] or [***] for the [***] by [***]; and

(e)	BMX will [***] by [***], or, if later, as soon as reasonably practicable [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 12.12

Alternative Dispute Resolution

1.1 The parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement by negotiation. If the dispute cannot be resolved in the normal course of business, any interested party shall give the other party written notice of any such dispute not resolved, after which the dispute shall be referred to senior executives of both parties, who shall likewise attempt to resolve the dispute.

1.2 If the dispute has not been resolved by negotiation within forty-five (45) days of the disputing party’s written notice, or if the parties fail to meet within twenty (20) days as from such notice, the parties shall endeavour to settle the dispute by mediation under the then current CPR Mediation Procedure.

Unless otherwise agreed, both parties or each individual party may request the International Institute for Conflict Prevention and Resolution (CPR) to appoint an independent mediator selected from the CPR Panels of Distinguished Neutrals. The language of mediation shall be English and the seat of mediation shall be Boston, MA.

1.3 All communications during the negotiation and mediation pursuant to Section 1.1 or 1.2 above are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and any additional confidentiality and professional secrecy protections provided by applicable law.

1.4 If the dispute has not been resolved by non-binding means as provided in Section 1.2 above within sixty (60) days of the appointment of the mediator or if one of the parties has informed the other party in writing that it is not willing to start or proceed with the mediation as contemplated in Section 1.2 hereof, the dispute shall be finally and exclusively resolved by arbitration in Boston, MA, by a sole independent arbitrator appointed and acting in accordance with the then current Rules For Non Administered Arbitration of International Disputes of the International Institute for Conflict Prevention and Resolution (formerly known as CPR Institute for Dispute Resolution). The language of the arbitration shall be English. The award shall be final, binding and enforceable by any court having jurisdiction for that purpose. The Neutral Organisation designated to perform the functions specified in Rules 5, 6 and 7 shall be the CPR.

1.5 The arbitrator may not award punitive damages. The parties hereby waive the right to punitive damages.

1.6 This Article shall, however, not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.